UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 21, 2011

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Unitil Corporation (“Unitil” or the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated April 21, 2011 (filed with the Securities and Exchange Commission on April 26, 2011) solely for the purpose of disclosing under Item 5.07 of Form 8-K its decision, following its annual meeting of shareholders, as to the frequency with which it expects to include a shareholder vote on the compensation of executives in future annual meeting proxy materials. This Amendment No. 1 does not otherwise revise the April 21, 2011 Form 8-K in any way.

Item 5.07 Submission of Matters to a Vote of Security Holders

At Unitil Corporation’s annual meeting of shareholders held on April 21, 2011, Unitil’s shareholders voted on an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Company’s Current Report on Form 8-K dated April 21, 2011, at the meeting, consistent with the Company’s Board of Directors’ recommendation, shareholders cast the highest number of votes for a triennial (every three years) frequency instead of a biennial (every two years) or annual frequency. In light of this vote and other factors, the Company’s Board of Directors has determined that Unitil will hold a triennial advisory vote on executive compensation. The Company will re-evaluate this determination in connection with its next shareholder advisory vote regarding the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	June 29, 2011